Exhibit 10.28

December 1, 2006

Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, New York 10022

Ladies and Gentlemen:

Global Geophysical Services, Inc. (the “Company”) hereby acknowledges that Kelso & Company, L.P. (“Kelso”) has provided consulting and advisory services to the Company in connection with, among other matters, Kelso’s investment in the Company through its purchase of a certain amount of shares of the Company’s Series A Convertible Preferred Stock (the “Transaction”).  In consideration of the services rendered in connection with the Transaction, the Company hereby agrees to reimburse Kelso on the date hereof for Kelso’s reasonable out-of-pocket costs and expenses incurred in connection with the Transaction through the date hereof.

From time to time following the closing of the Transaction until such date on which Kelso and its affiliates cease to own any equity interest in the Company, Kelso or any of its affiliates or designees (collectively, the “Kelso Group”), may, at the request of the Board of Directors of the Company, provide consulting and advisory services to the Company.  Such services may include (i) assisting in the raising of additional debt and equity capital from time to time for the Company, if deemed advisable by the Board of Directors of the Company, (ii) assisting the Company in its long-term strategic planning generally, (iii) providing the Company with financial, investment banking, management advisory and other services with respect to proposed transactions, including, without limitation, an initial public offering, directly or indirectly involving the Company or any of its subsidiaries (collectively, the “Transaction Services”) and (iv) providing such other consulting and advisory services as the Company may reasonably request.  There shall be no fee to the Company in consideration of the Kelso Group’s providing such services.

The Company shall reimburse the Kelso Group promptly for the Kelso Group’s reasonable out-of-pocket costs and expenses incurred in connection with any investment by the Kelso Group in the Company after the date hereof.  Such costs and expenses shall include, but not be limited to, those incurred by the Kelso Group in the course of monitoring its investment in the Company and performing Kelso’s duties (including, without limitation, Transaction Services) hereunder.

The Company will indemnify each member of the Kelso Group, and their respective officers, directors, partners, employees, agents and control persons (as such term is used in the Securities Act of 1933, as amended, and the rules and regulations thereunder) to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising from a claim (other than by a member of the Kelso Group) in connection with the Transaction or any additional equity investment by the Kelso Group, whether as a result of the Transaction or such additional investment or in connection with any services rendered by the Kelso Group hereunder or any such indemnitee being a controlling person of the Company or any of its subsidiaries, provided, however, there shall be excluded from such indemnification any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part.  The Company will advance reasonable costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this letter agreement.

The Company’s obligations set forth in this letter agreement shall survive the termination of Kelso’s services pursuant to this letter agreement.  This letter agreement may not be amended or revised except by a writing signed by the parties.  This letter agreement shall be governed by the laws of the State of New York.

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